UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2012

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02                                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2012, the Board of Directors (the “Board”) of Alexandria Real Estate Equities, Inc. (the “Company”) elected Maria C. Freire as a director of the Company, to serve until the 2012 annual meeting of stockholders of the Company and until her successor is duly elected and qualifies.  The Board also appointed Dr. Freire as a member of its Nominating & Governance Committee and has determined that Dr. Freire is an independent director pursuant to the listing standards of the New York Stock Exchange.

Since 2008, Dr. Freire has served as the President and a member of the Board of Directors of the Albert and Mary Lasker Foundation, a global non-profit organization dedicated to supporting life science research that improves human health. The Lasker Foundation’s prestigious Awards Program recognizes the contributions of scientists, physicians, and public servants who have made major advances in the understanding, diagnosis, treatment, cure, or prevention of human disease. Since her appointment, Dr. Freire has shepherded the Lasker Foundation through a period of significant financial and programmatic growth. Prior to that, Dr. Freire was the President and Chief Executive Officer of the Global Alliance for TB Drug Development (TB Alliance), a non-profit organization that develops better, faster-acting, and affordable drugs to fight tuberculosis. During her six-year tenure at the TB Alliance, Dr. Freire took the organization from a nascent operation to the world leader in tuberculosis drug development.

An expert in technology commercialization, Dr. Freire directed the Office of Technology Transfer at the National Institutes of Health (NIH) from 1995 to 2001 and served as a commissioner of the World Health Organization’s Commission on Intellectual Property Rights, Innovation and Public Health. Dr. Freire obtained her B.S. degree from the Universidad Peruana Cayetano Heredia in Lima, Peru, her Ph.D. in Biophysics from the University of Virginia, and completed post-graduate work in immunology and virology at the University of Virginia and the University of Tennessee. She is a member of the Advisory Committee to the Director of the NIH, the Board of the GAVI Alliance, and the International Advisory Steering Committee of the Instituto Carlos Slim de la Salud. Her awards include the Department of Health and Human Services Secretary’s Award for Distinguished Service, The Arthur S. Flemming Award, and The Bayh-Dole Award. Dr. Freire is a member of the Institute of Medicine of the National Academies of Science and the Council on Foreign Relations.

On her initial election to the Board and pursuant to the terms of the Company’s Amended and Restated 1997 Stock Award and Incentive Plan, Dr. Freire received a grant of 1,000 shares of restricted stock of the Company, which shares vest in full on the second anniversary of the date of grant.  Dr. Freire will also generally participate in the compensation arrangements provided to the Company’s independent directors, as described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 25, 2011, under the caption “Director Compensation.”

The press release announcing Dr. Freire’s appointment as a director of the Company is attached hereto as Exhibit 99.1 and is filed herewith.

Item 9.01                                            Financial Statements and Exhibits

(d)                                Exhibits

99.1                          Press Release, dated April 24, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: April 24, 2012	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer